Exhibit (d)(xvi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT L

                                     to the

                          Investment Advisory Contract

                     WACHOVIA INTERMEDIATE FIXED INCOME FUND

      For all services rendered by the Adviser hereunder, the above-named Portfolio of the Trust shall pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .60% of the average daily net assets of the Portfolio.

      The portion of the fees based upon the average daily net assets of the Portfolio shall be accrued daily at the annual rate of .60% applied to the daily net assets of the Portfolio.

      The advisory fee so accrued shall be paid to the Adviser daily.

      Witness the due execution as of the 4th day of March, 1998.

                              WACHOVIA BANK, N.A.


                              By:  /S/ MICHAEL J. TIERNEY
                                 --------------------------------------
                            Name: Michael J. Tierney

                              Title:  Executive Vice President/CIO




                              THE WACHOVIA FUNDS



                              By: /S/ JOHN W. MCGONIGLE
                                 --------------------------------------
                             Name: John W. McGonigle

                              Title:  President

                                              Exhibit (d)(xviii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT O

                                     to the

                          Investment Advisory Contract

                      WACHOVIA EXECUTIVE FIXED INCOME FUND

      For all services rendered by the Adviser hereunder, the above-named Portfolio of the Trust shall pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.70% of the average daily net assets of the Portfolio.

      The portion of the fees based upon the average daily net assets of the Portfolio shall be accrued daily at the annual rate of 0.70% applied to the daily net assets of the Portfolio.

      The advisory fee so accrued shall be paid to the Adviser daily.

      Witness the due execution as of the 3rd day of June, 1999.

                              WACHOVIA BANK, N.A.


                              By:  /S/ T. RAY MCKINNEY
                                 --------------------------------------
                              Name: T. Ray McKinney

                              Title:  Executive Vice President

                              THE WACHOVIA FUNDS



                              By:  /S/ CHARLES L. DAVIS, JR.
                                 --------------------------------------
                              Name:  Charles L. Davis, Jr.
                              Title:  Vice President, Assistant Treasurer

                                                Exhibit (a)(xiv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                               THE WACHOVIA FUNDS

January 15, 1999


Wachovia Bank, N.A.
100 North Main street
Winston-Salem, North Carolina 27101

Dear Ladies and Gentlemen:

      Each fund listed on Schedule A ("Fund"), is a series of The Wachovia Funds, a Massachusetts business trust ("Trust"). The Trust has entered into an Investment Advisory Contract ("Advisory Contract") with Wachovia Bank, N.A. ("Wachovia") whereby Wachovia may from time to time reduce its fees for advisory services.

      Wachovia hereby agrees during the period from December 15, 1998 through January 31, 2000, to waive its fees, and/or make reimbursements to the Funds, so that each Fund's operating expenses (excluding interest, taxes, brokerage commissions, and extraordinary expenses of the Fund) do not exceed, in the aggregate, the rate per annum of the Fund's average daily net assets specified with respect that Fund in Schedule A ("Expense Limitation"). Wachovia agrees that this obligation shall constitute a contractual commitment enforceable by the Trust and that Wachovia shall not asset any right to reimbursement of amounts so waived or reimbursed.

      The Trust agrees to furnish or otherwise make available to yousuch copies of its financial statements, reports, and other information relating to its business and affairs as you may, at any time or from time to time, reasonably request in connection with this Agreement.

      You understand that you shall look only to the assets of a Fund for performance of this agreement as it relates to that Fund and for payment of any claim you may have hereunder relating to that Fund, and neither any other series of the Trust, nor any of the Trust's trustees, officers, employees, agents or shareholders, whether past, present or future shall be personally liable therefor.

      This agreement is effective as of December 15, 1998, and it will terminate upon the earlier of the termination of the Advisory Contract or January 31, 2000. This agreement was approved by the Trustees of the Trust at their meeting on December 3, 1998.

      This agreement is made and to be performed principally in the State of North Carolina, and except insofar as the Investment Company Act of 1940, as amended ("1940 Act'), or other federal laws and regulations may be controlling, this agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of North Carolina. Any amendment to this agreement shall be in writing signed by the parties hereto.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                Very truly yours,

                                    THE WACHOVIA FUNDS,
                                    on behalf of the Funds listed on Schedule A


                                    By:  /S/ CHARLES L. DAVIS, JR.
                                       ---------------------------------
                                 Title:  Vice President and Assistant Treasurer

The foregoing agreement is hereby
accepted as of December 15, 1998

WACHOVIA BANK, N.A.



By:  /S/ MICHAEL J. TIERNEY
   ---------------------------
Michael J. Tierney

Executive Vice President, Wachovia Corporation

Schedule A

WACHOVIA FUNDS SCHEDULE OF EXPENSES

                                                            1999

                                                        Total Expenses

Equity Fund

      Class Y                                                 90
      Class A                                                115
      Class B                                                190

Quantitative Equity Fund

      Class Y                                                 87
      Class A                                                112
      Class B                                                187

Balanced Fund

      Class Y                                                  0
      Class A                                                 25
      Class B                                                100

Fixed Income Fund

      Class Y                                                  0
      Class A                                                 25
      Class B                                                100

Short-Term Fixed Income Fund

      Class Y                                                  0
      Class A                                                 25

Intermediate Fixed Income Fund

      Class Y                                                  0
      Class A                                                 25

Growth and Income Fund

      Class Y                                                  0
      Class A                                                 25

Equity Index Fund

      Class Y                                                  0
      Class A                                                 25

Special Values Fund

      Class Y                                                  0
      Class A                                                 25

Emerging Markets Fund

      Class Y                                                  0
      Class A                                                 25

Georgia Municipal Bond Fund

      Class Y                                                  0
      Class A                                                 25


North Carolina Municipal Bond Fund

      Class Y                                                  0
      Class A                                                 25


South Carolina Municipal Bond Fund

      Class Y                                                  0
      Class A                                                 25

Virginia Municipal Bond Fund

      Class Y                                                  0
      Class A                                                 25

Money Market Fund

      Class Y                                                  0
      Class A                                                 40

Tax-Free Money Market Fund

      Class Y                                                  0
      Class A                                                 40

U.S. Treasury Money Market Fund

      Class Y                                                  0
      Class A                                                 40

Prime Cash Management

      Class Y                                                  0


                                  Amendment #1

                               to Letter Agreement

                                     between

                             The Wachovia Funds and

                               Wachovia Bank, N.A.

     This Amendment No. 1 to Letter Agreement ("Agreement") dated January 15, 1999, by and between The Wachovia Funds (the "Trust") and Wachovia Bank, N.A. ("Wachovia").

     WHEREAS, the Trust and Wachovia have agreed to amend the Agreement in certain respects;

      NOW THEREFORE, the parties intending to be legally bound agree as follows:

      The first sentence of the fifth paragraph is hereby deleted and replaced with the following:

      "This Agreement is effective as of December 15, 1998, and it will terminate upon the earlier of the termination of the Advisory Contract or January 31, 2001."

   WITNESS the due execution hereof this 31st day of January, 2000.

                               THE WACHOVIA FUNDS

                                    By:  /S/ CHARLES L. DAVIS, JR.
                                       -----------------------------
                                    Name:  Charles L. Davis, Jr.
                                    Title:  Vice President, Asst. Treasurer


                                    WACHOVIA BANK. N.A.


                                    By:  /S/ T. RAY MCKINNEY
                                       ---------------------------
                                    Name:  T. Ray McKinney
                                    Title:  Executive Vice President

                                               Exhibit (a)(xvii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT M

                                     to the

                          Investment Advisory Contract

                          WACHOVIA PERSONAL EQUITY FUND

      For all services rendered by the Adviser hereunder, the above-named Portfolio of the Trust shall pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .70% of the average daily net assets of the Portfolio.

      The portion of the fees based upon the average daily net assets of the Portfolio shall be accrued daily at the annual rate of .70% applied to the daily net assets of the Portfolio.

      The advisory fee so accrued shall be paid to the Adviser daily.

      Witness the due execution as of the 1st day of July, 1999.

                              WACHOVIA BANK, N.A.


                              By:  /S/ T. RAY MCKINNEY
                                 --------------------------------------
                              Name: T. Ray McKinney

                              Title:  Executive Vice President

                              THE WACHOVIA FUNDS



                              By:  /S/ CHARLES L. DAVIS, JR.
                                 --------------------------------------
                              Name:  Charles L. Davis, Jr.
                              Title:  Vice President, Assistant Treasurer